Exhibit 99.1

The Wendy’s Company Names Abigail Pringle President, U.S. and E.J. Wunsch President, International

Elevation of Current Senior Leadership Team Members Supports Growth of Core Business Segments

DUBLIN, Ohio, May 23, 2024 /PRNewswire/ — The Wendy’s Company (Nasdaq: WEN) announced the appointment of Abigail Pringle to the newly-created role of President, U.S. and E.J. Wunsch to President, International effective June 17. Ms. Pringle has served as President, International and Chief Development Officer since 2019, and in numerous leadership roles across Development, Operations and Strategic Initiatives since joining the Company in 2002. Mr. Wunsch has served as Chief Legal Officer since joining the Company in 2016. He has been a strategic partner on various international initiatives across Australia, Asia, Europe and South America. Prior to Wendy’s, Wunsch oversaw a substantial international legal portfolio with The Procter & Gamble Company, including four years stationed in Singapore with responsibility throughout Asia.

As President, U.S., Pringle will direct all aspects of the Wendy’s® U.S. business, which includes more than 6,000 Company-operated and franchised restaurants. Wunsch will assume similar accountability for the Wendy’s International business across 33 countries and U.S. territories.

“Since joining Wendy’s earlier this year, I’ve carefully reviewed our business strategy and structure, and believe dedicated Presidents for our U.S. and International business segments alongside our global centers of excellence will help us accelerate our growth in same restaurant sales, digital and new restaurant development even faster,” said President and CEO Kirk Tanner. “I believe having one leader with clear accountability for development and operational performance in both the U.S. and International businesses, along with a singular voice to those respective franchise systems, will be a catalyst to accelerating growth and performance. Fortunately, we have exceptional leaders for these important roles on the leadership team today. Abigail has been a critical architect of our restaurant development journey and has put our International business on firm footing that is ready for accelerated growth. She will now bring that discipline and drive for outsized performance to our U.S. business. E.J. is a strong, strategic business leader who has been deeply involved in the business in his current role. I’m confident he will bring his global experience and keen business acumen to support the health of our existing International business and grow our footprint further around the world.”

“It has been a career highlight to lead our Global Development and International business over the past five years,” said Pringle. “I know our U.S. business and franchisees exceptionally well and am confident that we still have much potential opportunity ahead for sales, profit and restaurant growth.”

Wunsch said, “I see a huge opportunity for Wendy’s on the international stage. I’m eager to support our current franchise and Company operations in driving outsized growth, while also advancing our footprint to bring more Wendy’s to more customers around the globe.”

Forward-Looking Statements

This release contains certain statements that are not historical facts, including statements regarding our anticipated future performance and growth. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These factors include, but are not limited to, the factors identified in the “Special Note Regarding Forward-Looking Statements and Projections” and “Risk Factors” sections of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

About Wendy’s Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across over 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising.

Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on X and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com